UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2020

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36104

Delaware	36-4466837
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 N. Canal Street, Suite 850

Chicago, Illinois 60606

(Address of principal executive offices, including zip code)

(312) 951-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	PBPB	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 10, 2020, Potbelly Corporation (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Intrinsic Investment Holdings, LLC, the Vann A. Avedisian Trust U/A 8/29/85, Vann A. Avedisian, KGT Investments, LLC, The Khimji Foundation, Mahmood Khimji, Bryant L. Keil, Neil Luthra (the foregoing, collectively with each of their respective affiliates, the “Investors”), David J. Near and Todd W. Smith (together, the “Investor Designees”). The Investor Designees are parties to the Settlement Agreement only for purposes of their rights and obligations under specified sections of the Settlement Agreement.

Effective upon the execution of the Settlement Agreement, the Board of Directors of the Company (the “Board”) (i) increased the size of the Board from eight to ten members, (ii) appointed David J. Near and Todd W. Smith to the Board, and (iii) appointed David J. Near to the Compensation Committee of the Board and Todd W. Smith to the Nominating and Corporate Governance Committee of the Board. The Board also agreed to include David J. Near and Todd W. Smith in the Company’s slate of nominees for election to the Board at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”).

Also effective upon execution of the Settlement Agreement, the Investors withdrew their notice of intent to nominate director candidates for election to the Board at the 2020 Annual Meeting.

The Settlement Agreement further provides, among other things, that:

•

During the period between the 2020 Annual Meeting and the Company’s delivery to the Investor Designees and the Investors of the renomination notice for the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”), the size of the Board will not be increased beyond 10 directors unless approved by the Company’s stockholders.

•

During the term of the Settlement Agreement, the Investors will vote all of their shares of the Company’s common stock at any and all stockholder meetings in accordance with the Board’s recommendations, subject to certain exceptions relating to extraordinary transactions and recommendations of Institutional Shareholder Services, Inc. and Glass Lewis & Co., LLC.

•

During the term of the Settlement Agreement, the Investors will be subject to customary standstill restrictions, including with respect to acquiring beneficial ownership of more than 15% of the Company’s outstanding common stock, nominating or recommending for nomination any persons for election to the Board, submitting any proposal for consideration at any stockholder meeting, soliciting any proxy in respect of any proposal for consideration at any stockholder meeting and participating in any “withhold” or similar campaign with respect to any stockholder meeting.

•	Each party agrees not to make public statements about the other party, subject to certain exceptions.

•	Each party agrees not to sue the other party, subject to certain exceptions.

•

The Investor Designees will be subject to customary confidentiality obligations applicable to all directors of the Company and no Investor Designee will be asked to share any material non-public information concerning the Company with the Investors.

•

Either party may terminate the Settlement Agreement by giving five days’ advance notice to the other party. The earliest possible date of termination is the date that is 30 days prior to the notice deadline for the nomination of director candidates for election to the Board at the 2021 Annual Meeting, subject to certain exceptions (the “Initial Term”). Should the Board renominate the Investor Designees for election to the Board at the 2021 Annual Meeting and should the Investor Designees and the Investors accept the renomination, then the Initial Term will be automatically extended until the date that is 45 days prior to the notice deadline for the nomination of director candidates for election to the Board at the 2022 annual meeting of stockholders.

The above summary is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Settlement Agreement, on May 10, 2020, the Board increased its size from eight to ten directors and appointed David J. Near, age 50, and Todd W. Smith, age 42, to fill the resulting vacancies. The Investor Designees will each serve an initial term until the 2020 Annual Meeting. If the Investor Designees are elected at the 2020 Annual Meeting, they will each serve a one-year term beginning the day after the 2020 Annual Meeting and expiring at the 2021 Annual Meeting. David J. Near was appointed to the Compensation Committee of the Board and Todd W. Smith was appointed to the Nominating and Corporate Governance Committee of the Board.

As of the date of the appointment of the Investor Designees, other than the Settlement Agreement and the director resignation letter (a form of which is attached as Exhibit A to the Settlement Agreement), there is no arrangement or understanding between either of the Investor Designees and any other person pursuant to which an Investor Designee was appointed as a director. Since the beginning of the last fiscal year, there have been no related party transactions between the Company and either of the Investor Designees that would be reportable under Item 404(a) of Regulation S-K.

The Investor Designees will each receive compensation as a non-employee director under the Company’s director compensation plan on the same terms as the Company’s other non-employee directors. The Director Compensation Plan is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 11, 2017. The Investor Designees will each be indemnified by the Company pursuant to the Company’s Seventh Amended and Restated Certificate of Incorporation and Amended and Restated By-laws for actions associated with being a director. In addition, the Company will enter into an indemnification agreement with each of the Investor Designees which provides for indemnification to the fullest extent permitted under Delaware law. The indemnification agreement is substantially identical to the form of agreement filed as Exhibit 10.17 to the Company’s Form S-1 (File No. 333-190893) filed August 29, 2013.

Item 8.01	Other Events.

On May 11, 2020, the Company issued a press release announcing the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 10, 2020, the Board set June 9, 2020 as the date of the 2020 Annual Meeting. Further information regarding the 2020 Annual Meeting will be set forth in the proxy statement filed in connection with the 2020 Annual Meeting.

Further, in reliance on the U.S. Securities and Exchange Commission’s Order Under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies, dated March 25, 2020 (Release No. 34-88465), the Company will delay the filing of the information omitted from the Company’s Annual Report on Form 10-K for the year ended December 29, 2019 pursuant to General Instruction G(3) of the Form 10-K (the “Part III Information”) due to the outbreak of, and local, state and federal governmental responses to, the novel coronavirus pandemic (“COVID-19 pandemic”). The Company’s operations and business have experienced disruptions due to the circumstances surrounding the COVID-19 pandemic including, but not limited to, suggested and mandated social distancing and shelter-in-place orders. These mandates and orders and the resulting of closure of the Company’s corporate headquarters and staff reductions have severely limited access to the Company’s facilities by its staff and impacted its ability to fulfill required preparation and review processes and procedures. In light of the impact of the foregoing circumstances, the Company believes that it will be unable to compile and review certain information required in order to permit the Company to timely file the Part III Information without unreasonable effort or expense. The Company is in the process of working on a remote basis to file the Part III Information as quickly as possible. Notwithstanding the foregoing, the Company expects to file the Part III Information no later than June 11, 2020 (which is 45 days from the original filing deadline for the Part III Information).

In its Current Report on Form 8-K filed on May 8, 2020 (the “May 8 Form 8-K”), the Company revised and supplemented the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 29, 2019 and its Current Report on Form 8-K dated March 20, 2020 to reflect new developments related to the ongoing impact of the COVID-19 pandemic on the Company’s operations. The risk factors in the May 8 Form 8-K are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement, by and among Intrinsic Investment Holdings, LLC, the Vann A. Avedisian Trust U/A 8/29/85, Vann A. Avedisian, KGT Investments, LLC, The Khimji Foundation, Mahmood Khimji, Bryant L. Keil, Neil Luthra, David J. Near and Todd W. Smith, dated May 10, 2020.

99.1	Press Release dated May 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2020	Potbelly Corporation

	By:	/s/ Matthew Revord
	Name:	Matthew Revord
	Title:	Senior Vice President and Chief Legal Officer

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